Exhibit 99.1

Media contact: Ben Kiser, 402.458.3024
Investor contact: Phil Morgan, 402.458.3038

Nelnet Reports Year-End and Fourth-Quarter 2007 Results; Strong Fee-based Revenue Growth

LINCOLN, Neb., Feb 29, 2007 -- Nelnet, Inc. (NYSE: NNI) today reported GAAP net income for 2007 of $32.9 million, or $0.66 per share, compared with $68.2 million, or $1.27 per share, for 2006. Base net income excluding discontinued operations and legislative and restructuring related charges for 2007 was $85.3 million, or $1.72 per share, compared with $76.1 million, or $1.42 per share, for 2006.

GAAP net income for the fourth-quarter 2007 was $19.0 million, or $0.39 per share, compared with a net loss of $7.3 million, or $0.14 per share, for the fourth-quarter 2006. Base net income excluding discontinued operations and legislative and restructuring related charges for the fourth-quarter 2007 was $16.6 million, or $0.34 per share, compared with $11.6 million, or $0.22 per share, in the fourth-quarter 2006.

"In the last year, we have been successful in reducing our reliance on the net interest margin on student loans as our primary revenue driver because of our diversification into education services," said Mike Dunlap, Chairman and Chief Executive Officer of Nelnet. "As a result, our bottom line performance was strong in 2007 when considering the impact of the new legislation and the ongoing global crisis in the financial markets."

Fee-based Revenue

Fee-based revenue for 2007 and the fourth quarter of 2007 represented 56 percent and 65 percent of Nelnet's total revenue, respectively. This is an increase from 2006 and the fourth quarter of 2006 when fee-based revenue represented 44 percent and 53 percent of total revenue, respectively.

Income from loan and guarantee servicing reached $128.1 million for 2007, up from $121.6 million in 2006. In the fourth quarter of 2007, loan and guarantee servicing income grew to $33.0 million, up from $30.2 million in the fourth quarter of 2006.

Other fee-based income, generated primarily by the Tuition Payment Processing and Campus Commerce and Enrollment Services and List Management operating segments, increased to $160.9 million for 2007, up from $102.3 million in 2006. For the fourth quarter of 2007, other fee-based income increased by $7.7 million, or 21 percent, to $44.6 million.

Student Loan Assets

In 2007, net student loan assets increased by $2.9 billion, or 12 percent, to $26.7 billion at December 31, 2007.

Margin Analysis

Net interest income for 2007 was $244.6 million compared with $308.5 million for 2006. For the fourth quarter of 2007, Nelnet reported net interest income of $44.3 million compared with $63.8 million for the fourth quarter of 2006.

The company reported core student loan spread of 0.93 percent for the fourth quarter of 2007 compared with 1.31 percent in the same period of 2006 and 1.05 percent for the third quarter of 2007.

Operating Expenses

For 2007, the company reported operating expenses of $535.6 million compared with $446.3 million for 2006. Operating expenses were $120.3 million in the fourth quarter of 2007 compared with $137.5 million for the same period a year ago.

Non-GAAP Performance Measures

A description of base net income and a reconciliation of GAAP net income to base net income can be found in supplemental financial information to this earnings release online at http://www.nelnetinvestors.com/releases.cfm?reltype=Financial.

Nelnet will host a conference call to discuss this earnings release at 11:00 a.m. (Eastern) on March 4, 2008. To access the call live, participants in the United States and Canada should dial 877.675.4757 and international callers should dial 719.325.4916 at least 15 minutes prior to the call. A live audio Web cast of the call will also be available at http://www.nelnetinvestors.com under the conference calls and Web casts menu. A replay of the conference call will be available between 2:00 p.m. (Eastern) on March 4, 2008 and 11:59 p.m. (Eastern) March 11, 2008. To access the replay via telephone within the United States and Canada, callers should dial 888.203.1112. International callers should dial
719.457.0820. All callers accessing the replay will need to use the confirmation code 5948742. A replay of the audio Web cast will also be available at http://www.nelnetinvestors.com.

This press release contains forward-looking statements and information that are based on management's current expectations as of the date of this document. When used in this report, the words "anticipate," "believe," "estimate," "intend," and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, changes in the terms of student loans and the educational credit marketplace arising from the implementation of, or changes in, applicable laws and regulations, which may reduce the volume, average term, and yields on student loans under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP") of the U.S. Department of Education (the "Department") or result in loans being originated or refinanced under non-FFEL programs or may affect the terms upon which banks and others agree to sell FFELP loans to the company. The company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase, or carry education loans; losses from loan defaults; and changes in prepayment rates and credit spreads; and the uncertain nature of the expected benefits from acquisitions and the ability to successfully integrate operations. Additionally, financial projections may not prove to be accurate and may vary materially. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.

For more information see our filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A. "Risk Factors" of the company's Annual Report on Form 10-K for the year ended December 31, 2007.

The company is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this press release or unforeseen events. Although the company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  THREE MONTHS ENDED                      YEAR ENDED
                                                      -------------------------------------------  --------------------------
                                                      DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                          2007           2007           2006           2007          2006
                                                      -------------  -------------   ------------  -------------  -----------
                                                       (UNAUDITED)    (UNAUDITED)     (UNAUDITED)
                                                                        (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Interest income:
    Loan interest                                     $    437,128        460,103        410,015      1,755,064    1,543,108
    Variable-rate floor income                               2,416            597              -          3,013            -
    Amortization of loan premiums and deferred
        origination costs                                  (23,878)       (23,449)       (22,838)       (91,020)     (87,393)
    Investment interest                                     18,988         21,023         24,254         80,219       93,918
                                                      -------------  -------------   ------------  -------------  -----------
       Total interest income                               434,654        458,274        411,431      1,747,276    1,549,633

Interest expense:
    Interest on bonds and notes payable                    390,399        393,875        347,615      1,502,662    1,241,174
                                                      -------------  -------------   ------------  -------------  -----------

       Net interest income                                  44,255         64,399         63,816        244,614      308,459
Less provision for loan losses                               4,550         18,340          1,800         28,178       15,308
                                                      -------------  -------------   ------------  -------------  -----------
       Net interest income after provision
              for loan losses                               39,705         46,059         62,016        216,436      293,151
                                                      -------------  -------------   ------------  -------------  -----------
Other income:
    Loan and guaranty servicing income                      32,953         33,040         30,165        128,069      121,593
    Other fee-based income                                  44,572         38,025         36,868        160,888      102,318
    Software services income                                 5,647          5,426          4,064         22,669       15,890
    Other income                                             1,873          7,520          4,894         19,209       23,365
    Derivative market value, foreign currency,
              and put option adjustments                    14,940         18,449        (19,510)        26,806      (31,075)
    Derivative settlements, net                             11,577         (2,336)         7,013         18,677       23,432
                                                      -------------  -------------   ------------  -------------  -----------
       Total other income                                  111,562        100,124         63,494        376,318      255,523
                                                      -------------  -------------   ------------  -------------  -----------
Operating expenses:
    Salaries and benefits                                   54,621         60,545         53,290        236,631      214,676
    Other expenses                                          59,256         52,511         54,945        219,048      185,053
    Amortization of intangible assets                        6,412         10,885          7,758         30,426       25,062
    Impairment expense                                           -         49,504         21,488         49,504       21,488
                                                      -------------  -------------   ------------  -------------  -----------
       Total operating expenses                            120,289        173,445        137,481        535,609      446,279
                                                      -------------  -------------   ------------  -------------  -----------
       Income (loss) before income taxes and
              minority interest                             30,978        (27,262)       (11,971)        57,145      102,395

Income tax expense (benefit)                                11,810        (10,664)        (6,099)        21,716       36,237
                                                      -------------  -------------   ------------  -------------  -----------
       Income (loss) before minority interest               19,168        (16,598)        (5,872)        35,429       66,158

Minority interest in subsidiary income                           -              -              -              -         (242)
                                                      -------------  -------------   ------------  -------------  -----------
       Income (loss) from continuing operations             19,168        (16,598)        (5,872)        35,429       65,916

Income (loss) from discontinued operations, net of tax        (159)           909         (1,438)        (2,575)       2,239
                                                      -------------  -------------   ------------  -------------  -----------

       Net income (loss)                              $     19,009        (15,689)        (7,310)        32,854       68,155
                                                      =============  =============   ============  =============  ===========
Earnings (loss) per share, basic and diluted:
       Income (loss) from continuing operations       $       0.39          (0.34)         (0.11)          0.71         1.23
       Income (loss) from discontinued operations,
              net of tax                                         -           0.02          (0.03)         (0.05)        0.04
                                                      -------------  -------------   ------------  -------------  -----------
       Net income (loss)                              $       0.39          (0.32)         (0.14)          0.66         1.27
                                                      =============  =============   ============  =============  ===========
Weighted average shares outstanding                     49,047,048     49,018,091     52,506,936     49,618,107   53,593,056

CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                       AS OF            AS OF          AS OF
                                                   DECEMBER 31,     SEPTEMBER 30,   DECEMBER 31,
                                                       2007             2007           2006
                                                  --------------    -------------   ------------
                                                                      (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS)
Assets:
    Student loans receivable, net                  $ 26,736,122       26,596,123     23,789,552
    Cash, cash equivalents, and investments           1,120,838        1,451,772      1,773,751
    Goodwill                                            164,695          164,695        191,420
    Intangible assets, net                              112,830          119,242        161,588
    Other assets                                      1,028,298        1,010,632        880,562
                                                  --------------    -------------   ------------
       Total assets                                $ 29,162,783       29,342,464     26,796,873
                                                  ==============    =============   ============

Liabilities:
    Bonds and notes payable                        $ 28,115,829       28,234,147     25,562,119
    Other liabilities                                   438,075          516,424        562,904
                                                  --------------    -------------   ------------
      Total liabilities                              28,553,904       28,750,571     26,125,023
                                                  --------------    -------------   ------------

Shareholders' equity                                    608,879          591,893        671,850
                                                  --------------    -------------   ------------

      Total liabilities and shareholders' equity   $ 29,162,783       29,342,464     26,796,873
                                                  ==============    =============   ============


Return on average total assets                            0.12%            0.07%          0.27%
Return on average equity                                  5.33%            2.99%          9.64%
Shareholders' equity to total assets                      2.09%            2.02%          2.51%